UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Option Agreement

On March 30, 2023, Ideanomics, Inc. (the “Company”) entered into an Amended and Restated Option Agreement (the “Amended Option Agreement”) with Timios Holdings Corp. (“Timios”), a Delaware corporation, Fiducia Real Estate Solutions, Inc. (“Fiducia”), a Delaware corporation, and YA II PN, LTD., a Cayman Islands exempt corporation (“Buyer”).

In accordance with the Amended Option Agreement, the Company and Timios have granted the Buyer, an option, exerciseable after May 30, 2023, to purchase from the Company an amount of shares of common stock of Timios representing seventy percent (70%) of the then issued and outstanding Timios Common Stock on a Fully-Diluted Basis at the time the Call Right is effected or seventy percent (70%) of the then issued and outstanding Fiducia Common Stock on a Fully-Diluted Basis at the time the Call Right is effected (such shares of Timios or Fuducia, as applicable, the “Call Shares”). In the event the Buyer desires to buy the Call Shares pursuant to the Amended and Restated Option Agreement, the Buyer shall deliver to the Company a written, unconditional and irrevocable notice (the “Call Exercise Notice”) of the Buyer’s election to exercise the applicable Call Right for the Call Purchase Price. Additionally, the Company shall have the right to repay the Debenture (as defined below) in full at any time during period commencing on March 30, 2023 and ending on May 30, 2023 (the “Payback Period”), plus a redemption premium of 50%. However, if the Company chooses to repay the Debenture prior to the end of the payback period, the Buyer will no longer retain any Call Right and the Amended Option Agreement will terminate automatically as of the date of such payment.

Pursuant to the Amended Option Agreement, if the Buyer exercises’ the Call Right hereunder, the aggregate purchase price at which the Buyer (or its permitted assignee) shall purchase the applicable Call Shares (the “Call Purchase Price”) shall be U.S. $2,500,000, inclusive of any funds received by Timios to meet its regulatory capital requirements. The Buyer may at its sole and exclusive right pay all or part of the Call Purchase Price by offset or setoff (collectively, the “Setoff”) of any or all amounts due and owing to the Buyer by the Company, including, without limitation, any outstanding amounts due and owing under the Debenture or any other debentures issued to the Buyer under the Original SPA, or under any existing or future instrument, agreement, note, advance, standby equity purchase agreement, pre-paid advance or otherwise.

Amendment to Secured Debenture Purchase Agreement

As previously reported, on March 30, 2023, the Company and the Buyer amended the Secured Debenture Purchase Agreement dated as of October 25, 2022 for the Company to sell and the Buyer to purchase convertible debentures pursuant to an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”). In accordance with the Secured Debenture Purchase Agreement, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase, secured convertible debentures in the principal amount to be mutually agreed, which shall be convertible into shares of the Company’s common stock, par value $0.001 per share, of which $6,500,000 of principal amount was purchased upon the original signing of this Agreement. $6,250,000 principal amount of this debenture was subsequently repaid.  Under the amended Secured Debenture Purchase Agreement, the Buyer purchased an additional debenture with substantially the same terms in the principal amount of $1,400,000.

Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date, (i) the Buyer shall deliver to the Company the Purchase Price for the Convertible Debenture to be issued and sold to the Buyer at such Closing, minus any fees or expenses to be paid directly from the proceeds of such Closing as set forth herein, and (ii) the Company shall deliver to the Buyer the Convertible Debenture which the Buyer is purchasing at such Closing with a principal amount corresponding with the Subscription Amount set forth opposite the Buyer’s name on the Buyer Schedule, duly executed on behalf of the Company; provided, however, that $400,000 of the Purchase Price to be paid by Buyer in connection with the Second Closing shall be deemed to satisfy the outstanding balance of that certain Promissory Note in the original principal amount of $400,000 issued by the Company to the Buyer on or about March 29, 2023, and the Company hereby authorizes the Buyer to apply such portion of the Purchase Price to such obligations in lieu of delivering such portion of the Purchase Price to the Company.

First Amendment to Secured Convertible Debenture

On March 30, 2023, the Company entered into the First Amendment to the Secured Debenture Purchase Agreement (the “Amended SDPA”) with the Buyer, which amended the original Secured Convertible Debenture Agreement (the “Original SDPA”), and simultaneously consummated the sale to the Investor of a Secured Convertible Debenture (the “Debenture”) in a private placement pursuant to the SDPA. Upon the terms and subject to the conditions contained in the Amended SDPA, the Company promises to pay to YA II PN, LTD. (“Holder”) $1,400,000 (the “Principal”), when due, whether upon the maturity date, acceleration, redemption, or otherwise and to pay interest on any outstanding Principal at an interest rate of eight percent (8%), provided that such interest rate shall be increased to 18% upon an event of default. The Company at its option shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under this Amended SDPA. Additionally, this Amended SDPA shall be convertible into shares of the Company’s common stock. Subject to the provisions in Section 3(c), upon an event of default, the Holder shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid nonassesable shares of common stock at the conversion rate.

Additionally, the conversion price, as mentioned hereinabove means, as of any conversion date or other date of determination 95% of the lowest daily VWAP during the five (5) consecutive trading days immediately proceeding the conversion date or other date of determination.

Additional Information

The foregoing is only a summary of the material terms of the Amended SDPA, the Debenture, the Amended Option Agreement and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such summary is qualified in its entirety by reference to Amended SDPA, the Debenture, the Amended Option Agreement and the other transaction agreements, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K to the extent required. The Debenture and the conversion shares are being offering and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Secured Debenture Purchase Agreement dated October 25, 2022, as amended as of March 30, 2023.
10.2	Secured Convertible Debenture dated March 30, 2023.
10.3	Amended and Restated Option Agreement dated March 30, 2023
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: March 31, 2023	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer